Exhibit 23.1

Consent Of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan of Pain Therapeutics, Inc., of our report dated January 16, 2004, relating to the 2003 and 2002 financial statements of Pain Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Palo Alto, California

May 6, 2004